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Exhibit 10.12

iBasis Global, Inc.
Service Agreement

20 Second Avenue
Burlington, MA 01803
Tel: 781.505.7500
Fax: 781.207.6056
www.ibasis.net

        This Service Agreement ("Agreement") is entered into as of 1st September 2003("Effective Date") by and between iBasis Global, Inc., a Delaware corporation ("iBasis") and Vistula Limited, a UK based limited company, with a business address at 40 Portman Square London W1H 6LT United Kingdom ("Service Partner") (collectively "Parties" or individually a "Party").

        WHEREAS, iBasis has established the iBasis Network™ and the Parties desire to provide each other international telephony services and other associated services ("Services") in accordance with the terms and conditions described in this Agreement and the Appendices attached hereto.

        NOW THEREFORE, in consideration of the promises and mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.	PROVISION OF SERVICES
	1.1	Service Partner shall, at its own expense, deploy the equipment necessary to interconnect with the iBasis Network™ in each of the localities and numbers specified in Appendix A hereto.
	1.2	iBasis shall be exclusively responsible for, and bear all costs associated with, maintaining the iBasis Network™ infrastructure.
1.3
Service Partner shall be exclusively responsible for, and bear all expenses associated with, establishing the data connection (Public Internet) and the PSTN connectivity required to operate POP(s) in accordance with Appendix E.
1.4
Service Partner shall, at its own expense, take all actions necessary to make each such POP(s) operational, and shall ensure that each POP is on-line and fully operational within ninety (90) days of the Effective Date.
2.	USAGE CHARGES
	2.1	Each Party shall maintain a usage charge schedule ("Usage Charge Schedule") that shall set forth the wholesale usage charge for each locale where calls may be terminated.
2.1.1
For each telephone call originated by iBasis (iBasis origination), iBasis shall pay to Service Partner the usage charge specified in Service Partner Usage Charge Schedule according to the destination of the telephone call. The Service Partner Usage Charge Schedule is set forth in Appendix B.
2.1.2
For each telephone call originated by a Service Partner (Service Partner origination), Service Partner shall pay to iBasis the usage charge specified in the iBasis Usage Charge Schedule according to the destination of the telephone call. The iBasis Usage Charge Schedule is set forth in Appendix C.

2.2
Notwithstanding anything to the contrary, Usage Charges issued by iBasis are computed in one (1) second increments with a minimum of one (1) seconds per call and Usage Charges issued by Service Partner are computed in one (1) second increments with a minimum of one (1) second per call. Usage Charges may be periodically changed, and a revised Usage Charge Schedule shall be effective five (5) days after such revised schedule is provided to the other Party. Revisions shall be communicated in writing via fax using a rate modification notice ("Rate Modification Notice"). Charges shall accrue upon completion of the first test call. The Usage Charge Schedules in effect as of the Effective Date are attached hereto as Appendix B and C or otherwise incorporated hereto.
2.3
In the event that Service Partner purchases POP equipment ("POP Equipment") from iBasis, Service Partner agrees to pay for the equipment and associated maintenance costs in accordance with Appendix D. If for any reason Service Partner does not pay for the full price of the POP Equipment on the Effective Date, iBasis reserves the right to repossess all POP Equipment and enter Service Partner's premises during business hours to regain possession of all such equipment it provides. Service Partner shall be liable for damage, theft, misappropriation or loss of any POP Equipment. POP Equipment shall only be used to terminate or originate traffic over the iBasis Network.
2.4
In the event that Service Partner uses iBasis' IP CallCard Service including CallCard Hosting Services and access-number dialing, Service Partner shall pay to iBasis the usage charge specified in the IP CallCard Service Addendum attached hereto as Appendix F. These charges are additional to any per minute termination charges for any IP Call Card calls passing through the iBasis Network and any applicable surcharges imposed by payphone providers, both of which, unless otherwise stated, shall be paid by the Service Partner.
3.	SETTLEMENT AND PAYMENT
3.1
Invoices shall be submitted on a weekly basis, covering charges for the previous seven (7) days. Payment must be made within seven (7) days from the date of the invoice (the "Due Date"). Payment shall be made by wire transfer in accordance with Appendix G.
3.2
The Parties agree to provide the right to offset amounts owed to one another leading to a net balance payment by the debtor party. In such case, the net balance on each invoice shall be paid by the debtor Party to the creditor Party in accordance with Section 3.1.
3.3
If payment is not received by either Party by the Due Date, a late fee of the lesser of (a) one and one-half (1 1/2) percent per month or (b) the maximum percentage permitted by law shall be assessed on Parties delinquent balance of undisputed usage not paid by the Due Date.
3.4
Each Party's execution of this Agreement signifies its acceptance of the other Party's initial and continuing credit approval procedures and policies. Each Party reserves the right to withhold initiation or full implementation of any or all Services under this Agreement pending its initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by it, including, but not limited to, security for payments due hereunder in the form of a cash deposit or other means. Each Party reserves the right to modify its requirements, if any, with respect to any security or other assurance provided by the other Party for payments due hereunder in light of that other Party's actual usage when compared to projected usage levels upon which any security or assurance requirement was based.

3.5
If at any time there is a material adverse change in the other Party's creditworthiness, then in addition to any other remedies available to, each Party may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause start of the Services to be withheld; (ii) cease providing Services pursuant to a suspension notice in accordance with Section 6.2; (iii) decline to accept requests to provide Services which it may otherwise be obligated to accept; and/or (iv) condition its provision of Services on an assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in the other Party's creditworthiness shall include, but not be limited to: (a) material default of its obligations under this or any other agreement between the Parties; (b) failure to make full payment of all undisputed charges due hereunder on or before the Due Date three (3) or more occasions during any period of twelve (12) or fewer months or failure to make such payment on or before the Due Date in any two (2) consecutive months; (c) acquisition (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to it or any entity affiliated with it or which is a materially greater credit risk than the other Party; or, (d) the other Party's being subject to or having filed for bankruptcy or insolvency proceedings (or that Party's legal insolvency).
3.6
Each Party shall be solely responsible for billing and collection from its own service partners and customers. No payments due hereunder are contingent on payment due to either party from its own service partners or customers. Under no circumstances shall either Party be responsible to the other for fraudulent or unbillable calls, credits given by the other Party, bad debts or other uncollectible amounts incurred by the other Party.
3.7
Disputes. The Parties shall promptly investigate any disputed charges and any other amount payable under this Agreement in the event of a dispute. If the disputed amount is less than three (3) percent of the total (excluding taxes) of the relevant invoice, the total amount invoiced shall be due and payable on or before the due date. If the amount in dispute is more than three (3) percent of the total (excluding taxes) of the relevant invoice, the disputed amount may be withheld until the dispute is resolved. Disputed amounts less than three (3) percent shall be refunded to the paying Party if the dispute is resolved in its favor. Any request for a billing adjustment must be made in good faith and in writing within thirty (30) days of the invoice date. Invoices shall be deemed accepted where written objections are not lodged within such thirty (30) day period. Notification of any contested or disputed amount must be in writing and delivered in accordance with Section 11.4. Written notification must be accompanied with a detailed written support, for any service interruption credit or other credit to which the Party requesting the billing adjustment believes itself entitled, and both Parties will promptly address and attempt to resolve the claim. In the event the Parties are unable to resolve the dispute amicably, it shall be resolved by arbitration in accordance with Section 11.3.
3.8
The charges specified in this Agreement are exclusive of value added tax ("VAT"), or any other applicable tax, which, if due and owing, shall be added to the invoice and charged to and paid by the Service Partner at the then prevailing rate. Any applicable sales tax exemptions must be certified in writing to iBasis and supported by appropriate documentation. Neither Party shall be liable for any taxes based on the other Party's net income.
4.	INVOICES
	4.1	Invoices should detail number of completed calls, chargeable minutes, rate per minute, and total cost for each individual route and provide a subtotal of these figures by country.

4.2
For calls terminated by iBasis, individual call detail records shall be made available via secure online access or provided along with the invoice. Call detail records shall contain the aggregate usage charge payable broken down by termination location.
4.3
For calls terminated by Service Partner, individual call details shall be made available via secure online access or provided along with the invoice. Call detail records shall contain the aggregate usage charge payable broken down by termination location.
5.
REGULATIONS. This Agreement is made expressly subject to all present and future valid orders, regulations of any regulatory body having jurisdiction over the subject matter of this Agreement, and to the laws of the United States of America, any of its states, or any foreign government or governmental entity having jurisdiction.
6.	TERM AND TERMINATION.
6.1
TERM. This Agreement shall expire one (1) year after the Effective Date, unless earlier terminated as provided herein (the "Initial Term"). This Agreement will be automatically renewed on a month-to-month basis after the expiration of the Initial Term or any mutually agreed subsequent term. If either Party desires to cancel this Agreement upon the expiration of the Initial Term or any subsequent term, it shall give the other Party written notice of its intent to cancel at least thirty (30) days prior to the expiration of the current term.
6.2
SUSPENSION. In the event charges due pursuant to Service Partner's invoice are not paid in full by the due date, iBasis shall have the right to suspend all or any portion of the Services after giving Service Partner twenty-four (24) hours prior written notice ("Suspension Notice") until such time the settlement statement has been paid in full.
6.3
TERMINATION. Each Party may terminate this Agreement: (a) if the other Party fails to fulfill any of its material obligations under this Agreement; (b) if Service Partner fails to fully provision the POP within ninety (90) days of the effective date through no fault of iBasis; (c) if the other Party is in breach of Section 7 (Confidentiality); (d) if the other Party becomes insolvent or admits in writing its inability to pay debts as they mature, or makes an assignment for the benefit of creditors; or (e) if a petition under any foreign, state or United States bankruptcy act, receivership statute, or the like is filed by the other Party. Termination due to default under Section 6.3 shall be effective thirty (30) days after written notice to the defaulting Party if the default has not been cured within such thirty (30) day period. Notwithstanding the foregoing, termination due to default under Section 6.3(d) and 6.3(e) shall be effective immediately.
	6.4	EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, each Party shall remain liable for those obligations that accrued prior to the date of such termination.
6.5
SURVIVAL. The following provisions shall survive the expiration or termination of this Agreement for any reason: Section 4 (Settlement and Payment); Section 6 (Term and Termination); Section 7 (Confidentiality); Section 9 (Indemnification); Section 10 (Limitation of Liability); and Section 11 (General Provisions).

7.	CONFIDENTIALITY.
7.1
For purposes of this Agreement, "Confidential Information" means, with respect to either Party, any and all information in written, representational, electronic, verbal or other form relating directly or indirectly to the present or potential business, operation or financial condition of the disclosing Party (including, but not limited to, information identified as being proprietary and/or confidential, pricing, marketing plans, customer and supplier lists, service data, and any information which might reasonable be presumed to be proprietary or confidential in nature) excluding any such information which (i) is known to the public (through no act or omission of the receiving Party in violation of this Agreement), (ii) is lawfully acquired by the receiving Party from an independent source having no obligation to maintain the confidentiality of such information, (iii) the receiving Party can demonstrate was known to the receiving Party prior to its disclosure under this Agreement. (iv) the receiving Party can demonstrate was independently developed by the receiving Party, or (v) is required to be disclosed by governmental or judicial order, requested in response to legal or governmental inquiries, or disclosed in connection with judicial and/or arbitral proceedings between the Parties, in which case the Party so required shall give the other Party prompt written notice and use commercially reasonable efforts to ensure that such disclosure is accorded confidential treatment. Customer acknowledges that it is iBasis policy to respond to all legal and governmental inquiries.
7.2
Either Party may disclose or make available to the other Confidential Information in connection with the activities contemplated hereunder. Each Party agrees that during the term of this Agreement and thereafter (a) it shall provide at a minimum the same care to avoid disclosure of unauthorized use of confidential information as is provided to provide its own similar information, but in no event less than a reasonable standard of care; (b) it will use Confidential Information belonging to the other solely for the purposes of this Agreement and (c) it will not disclose Confidential Information belonging to the other to any third party (other than its employees and/or consultants reasonably requiring such Confidential Information for purposes of this Agreement who are bound by obligations of nondisclosure and limited use at least as stringent as those contained herein) without the express prior written consent of the disclosing Party. Each receiving Party will promptly return to the disclosing Party upon request any Confidential Information of the disclosing Party. Notwithstanding anything to the contrary, a Party may disclose Confidential Information in the good faith belief it is necessary to act under exigent circumstances to protect the personal safety of end users or the public.
7.3
Except as may be expressly agreed in writing between the Parties, all trade and service marks, inventions, patents, copyrights, registered designs, design rights and all other proprietary or intellectual property rights shall, be and remain in the ownership of the relevant Party. Nothing herein shall confer or be deemed to confer on either Party expressly, implied or otherwise, any rights or licenses in the intellectual property of the other.
8.	WARRANTIES.
8.1
AUTHORIZATION. Each Party represents and warrants to the other Party that the execution and delivery of this Agreement and the performance of such Party's obligations under this Agreement have been duly authorized, and that the Agreement is a valid and binding agreement, enforceable in accordance with its terms.
8.2
LEGAL COMPLIANCE. Service Partner represents and warrants that it has obtained, or will obtain prior to offering the Services hereunder, all licenses, approvals and/or regulatory authority necessary to provide the Services described herein.

8.3
NO OTHER WARRANTIES. PARTIES ACKNOWLEDGE THAT IT IS TECHNICALLY IMPRACTICABLE TO PROVIDE SERVICE FREE OF FAULTS, AND DO NOT UNDERTAKE TO DO SO. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OR ANY OTHER IMPLIED WARRANTIES ARISING OUT OF USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.
9.
INDEMNIFICATION. Each Party and its respective agents, employees, or other representatives (the "Indemnifying Party") will defend, indemnify and hold harmless the other Party and its affiliates, directors, officers, employees, proprietors, independent contractors, consultants, partners, shareholders, representatives, customers, agents, predecessors, successors, and permitted assigns (the "Indemnified Party") from and against any claim, suit, demand, loss, damage, expense (including reasonable attorneys' fees and costs) or liability that may result from, arise out of or relate to: (a) any breaches of warranties contained in this Agreement; or (b) claim against the Indemnified Party by a third party with a contractual relationship with the Indemnifying Party.

Each Party acknowledges that the other has no control over the content of information transmitted by the other Party or the other Party's users and that the first party does not examine the use to which the other Party or the other Party's users put the Services or the nature of the information that they send. Each Party agrees not to transmit and to prohibit its users from transmitting content that is unlawful, threatening, abusive, harassing, defamatory, libelous, deceptive, fraudulent, invasive of another's privacy, tortious, or contains explicit or graphic descriptions or accounts of sexual acts. Each Party agrees to indemnify and hold harmless the other Party, its stockholders, officers, directors, employees and agents from any and all loss, cost, damage, expense, or liability relating to or arising out of the transmission, reception, and/or content of information of whatever nature transmitted by it or its users.
10.	LIMITATION OF LIABILITY.
10.1
CALL COMPLETION. Neither Party shall not be liable or responsible in any way for the failure of calls to be completed, for any reason whatsoever or for no reason, including, without limitation, the failure of other iBasis Network service partners to terminate such calls, or the failure of such calls to be completed.
10.2
MINIMUM VOLUME OF TRAFFIC AND TRANSMISSION. Neither Party shall be obligated by this Agreement to commit a minimum volume of traffic. Neither Party shall convey traffic to destinations not agreed to between the Parties.

10.3
LIMITATION OF LIABILITY AND DAMAGES. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE, PRODUCT LIABILITY, STRICT LIABILITY, OR ANY OTHER THEORY) OR OTHERWISE, EXCEPT FOR:
(i) CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY UNDER THIS AGREEMENT; OR
(ii) ANY BREACH OF SECTION 4 (SETTLEMENT AND PAYMENT) OR SECTION 7 (CONFIDENTIAL INFORMATION)

CONSEQUENTIAL DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES, BUSINESS INTERRUPTIONS, OR LOSS OF BUSINESS INFORMATION ARISING OUT OF THE PERFORMANCE OR NON-PERFORMANCE HEREUNDER OR ANY USE OF OR FAILURE TO BE ABLE TO USE THE SERVICES, WHETHER OR NOT A PARTY WAS OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES.
11.	GENERAL PROVISIONS.
11.1
ASSIGNMENT. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that either Party may assign the Agreement to any entity controlled by, under the same control as, or controlling said Party. This Agreement shall bind and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns.
11.2
GOVERNING LAW. This Agreement will be interpreted in accordance with English law. The Parties hereby submit to the non-exclusive jurisdiction of the English Courts. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.
11.3
ARBITRATION. Either Party may require that any dispute arising hereunder be settled by binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce provided that alleged breaches of Section 7 (Confidentiality) may be settled by injunctive relief in a court as provided in Section 11.2. The English language shall be used throughout the arbitral proceeding. The arbitration shall take place in London, England. The cost of the arbitration, including the fees and expenses of the arbitrator(s) and attorney(s), shall be shared equally by the Parties unless that award provides otherwise.

11.4
NOTICES. All notices shall be written in English and shall be sent via hand delivery, confirmed facsimile or overnight courier to the Parties at their business addresses or to such other address as either Party may specify by notice to the other pursuant to this Section. All notices, except Rate Modification Notices as provided in Section 2.2, shall be regarded as having been given: (i) when delivered, if sent by hand; or (ii) the business day following the date of confirmed transmission, if sent by facsimile and overnight courier on the same day; or (iii) the business day following the date of confirmed delivery, if sent by overnight courier. Notices shall be sent to:
iBasis Global, Inc. 20 Second Ave. Burlington, MA 01803 USA Phone: (781) 505-7500	Service Partner Vistula Limited 40 Portman Square London W1H 6LT
Billing—billing inquires, updated contact information: billing@ibasis.net or (781) 207-6056 (fax) Billing Disputes—inquiries about outstanding disputes: disputes@ibasis.net or (781) 505-7325 (fax)	All contact:— Adam Bishop abishop@vistula.com +44 (0) 7850 725800 +44 (0) 20 7486 4900

Accounts Payable—invoices to iBasis, payment inquiries:
 accountspayable@ibasis.net or (781) 998-8017 (fax)
Rate Modifications: rate modification notices to iBasis:
ratemod@ibasis.net or (707) 281-0398 (fax)
11.5	INDEPENDENT CONTRACTORS. This Agreement and the relations hereby established do not constitute a partnership, joint venture, franchise or agency between the Parties.
11.6
SEVERABILITY. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.
11.7
CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement, and shall not limit or affect the terms and conditions hereof.
11.8
WAIVER. No provision of, right, power or privilege under this Agreement shall be deemed to have been waived by any act, delay, omission or acquiescence on the part of either Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of each Party. No waiver by either Party of any breach or default of any provision of this Agreement by the other Party shall be effective as to any other breach or default, whether of the same or any other provision and whether occurring prior to, concurrent with, or subsequent to the date of such waiver.

11.9
COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
11.10
TERMS OF USE POLICY. Customer shall use best efforts to comply and cause its clients and customers to comply, at all times with iBasis' terms of use policy which is published on the iBasis web site at www.ibasis.net and is incorporated herein by reference. iBasis reserves the right to modify all or part of the Terms of Use without notice to Customer.
11.11
FORCE MAJEURE. The Parties' obligations under this Agreement are subject to, and neither Party shall be liable for delays, failures to perform (except the payment of money for services utilized hereunder), damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes or shortages (except such labor disputes or shortages relative to each of the Parties), utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third Parties, or any other cause beyond the Party's reasonable control. Neither Party shall represent that the other is responsible for the type or quality of services to its Service Partners.
11.12
SERVICE INTERRUPTIONS, MODIFICATIONS, AND INSTRUCTIONS. The Parties agree that iBasis may, as required and in its sole discretion: (i) temporarily suspend the Services for the purpose of repair, maintenance or improvement of equipment, software or telecommunication services, and any cabinets or ducts enclosing them; vary the technical specification of the Services for operational or regulatory reasons; or give instructions about the use of the Services resulting from any mandatory government laws and regulations that become applicable during the term of this Agreement. Such instructions shall, while they are in force, be deemed to form part of this Agreement. Each party shall also advise the other party of items that are believed to be reasonably necessary in the interests of safety or for improving the quality of the Services. Where such items would result in a degradation of service or a danger if not complied with, then either party reserves the right to introduce them into this Agreement, subject to prior notification.
11.13
NETWORK SECURITY. The Parties will cooperate on all issues related to fraud, misuse or damage of data and the network. The Parties will inform each other on the occurrence of such event in due course, exchange all necessary and relevant data, including but not limited to Service Partner information, and will jointly discuss and work out measures either to prevent or eliminate such fraud, misuse or damage. Each Party's obligation hereunder to transfer information to the other Party shall not apply to the extent that a Party is prohibited from doing so by relevant security laws. Each Party will strictly comply with the laws and regulations regarding telecommunications Services and data privacy applicable in its respective countries, and will inform the other Party, if and what special treatment of data generated in connection with telecommunications services delivered under this Agreement may be required under such laws and regulations by the other Party.

11.14
ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement together with the Appendix and attachments hereto constitute the entire agreement between the Parties with regard to the subject matter hereof and supersedes all prior communications, agreements and understandings, whether written or oral, relating to the subject matter hereof. With the exception of Rate Modification Notices, this Agreement may only be amended by a written instrument, duly executed by the Parties.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

iBASIS GLOBAL, INC.		Service Partner—VISTULA LIMITED
By:	/s/ DAN POWDERMAKER	By:	/s/ ADAM BISHOP
Name:	Dan Powdermaker	Name:	Adam Bishop
Title:	Sr. VP Sales	Title:	Chief Executive Officer
Date:	01-09-03	Date:	1st September 2003

APPENDIX A

POINT OF PRESENCE (POP) LOCATIONS AND QUANTITIES

Country	Address	City	Country/City Code	Number of Gateways in POP	POP Management: iBasis or Service Partner
UK			see below	1	Partner

Code	Provider
7701	O2
7702	O2
7703	O2
7708	O2
7709	O2
7710	O2
7711	O2
7712	O2
7713	O2
7714	O2
7715	O2
7717	Vodafone
7718	O2
7719	O2
7720	O2
7721	Vodafone
7729	O2
7730	O2
7731	O2
7732	O2
7733	Vodafone
7734	O2
7736	O2
7739	O2
7740	O2
7741	Vodafone
7742	O2
7743	O2
7745	O2
7747	Vodafone
7748	Vodafone
7750	O2
7751	O2
7752	O2
7753	O2
7754	O2

7759	O2
7760	Vodafone
7761	O2
7762	O2
7763	O2
7764	O2
7765	Vodafone
7766	Vodafone
7767	Vodafone
7768	Vodafone
7769	Vodafone
7770	Vodafone
7771	Vodafone
7773	Orange
7774	Vodafone
7775	Vodafone
7776	Vodafone
7778	Vodafone
7779	Orange
7780	Vodafone
7785	Vodafone
7786	Vodafone
7787	Vodafone
7788	Vodafone
7789	Vodafone
7790	Orange
7791	Orange
7792	Orange
7793	O2
7795	Vodafone
7796	Vodafone
7798	Vodafone
7799	Vodafone
7800	Orange
7801	O2
7802	O2
7803	O2
7808	O2
7809	O2
7810	Vodafone
7811	Orange
7812	Orange
7813	Orange
7814	Orange
7815	Orange
7816	Orange
7817	Orange
7818	Vodafone
7819	O2
7820	O2

7831	Vodafone
7833	Vodafone
7836	Vodafone
7850	O2
7855	Orange
7860	O2
7866	Orange
7867	Vodafone
7870	Orange
7876	Vodafone
7879	Vodafone
7880	Vodafone
7881	Vodafone
7884	Vodafone
7885	O2
7887	Vodafone
7889	O2
7890	Orange
7899	Vodafone
7900	Vodafone
7901	Vodafone
7903	TMobile
7904	TMobile
7906	TMobile
7908	TMobile
7909	Vodafone
7919	Vodafone
7929	Orange
7930	TMobile
7931	TMobile
7932	TMobile
7939	TMobile
7940	TMobile
7944	TMobile
7946	TMobile
7947	TMobile
7949	TMobile
7950	TMobile
7951	TMobile
7953	TMobile
7956	TMobile
7957	TMobile
7958	TMobile
7959	TMobile
7960	TMobile
7961	TMobile
7962	TMobile
7966	Orange
7967	Orange
7968	Orange

7970	Orange
7971	Orange
7973	Orange
7974	Orange
7976	Orange
7977	Orange
7979	Vodafone
7980	Orange
7984	TMobile
7985	TMobile
7987	TMobile
7989	Orange
7990	Vodafone

APPENDIX B

SERVICE PARTNER USAGE CHARGE SCHEDULE

Revised amendment to original contract. Rates effective 1st September 2003

        1.    Rates.    For traffic terminated by Service Partner on behalf of iBasis (iBasis origination), iBasis shall be charged the following rates or rates otherwise provided to iBasis in an A-Z Usage Charge Schedule that shall be incorporated herein by reference:

Route Description	Country—City Code	Rate per minute (GBP) evening	Rate per Minute (GBP) weekend
UK—O2	See break outs	0.08000	0.04000
UK—Vodafone	See break outs	0.03600	0.02850
UK—T Mobile	See break Outs	0.10100	0.03350
UK—Orange	See break outs	0.09400	0.04935

        2.    Restrictions:    Each rate must have a corresponding Country and City Code pair to which it applies. If different usage rates apply to cellular, audiotext, 900 and 900 equivalents, or any other premium charge numbers (collectively "Special Service Numbers"), it must be specified separately using the applicable Country, Cellular or Special Service Number Code along with the applicable usage rate. Any subsequent changes to either the rates or applicable codes must be communicated in writing to iBasis using a Rate Modification Notice.

        3.    Billing:

  •
  Notwithstanding anything to the contrary, calls shall be billed in one second increments with a one second minimum.

  •
  Per call billing will be calculated by multiplying the time that the call is connected (rounded up to the nearest whole second) by the relevant per-minute rate (rounded up to the nearest 100th of a cent/pence) and rounding the result to the nearest 100th of a cent/pence. Calls will be summarized on a route basis and billed rounded to the nearest whole pence or cent.

  •
  Calls to Mexico shall be billed in 60 second increments with a 60 second minimum.

        All rates are in UK Pounds, per minute, and are subject to change.

        Evening is defined as 6pm to 8am Monday to Friday local time in the United Kingdom, except where the definition of weekend supercedes. Weekend is defined as 6pm Friday to 8am Monday, local time in the United Kingdom.

APPENDIX E

PSTN AND DATA CONNECTIONS

        1.    PSTN CONNECTION:    Service Partner will procure and be responsible for the cost of the following connections to interconnect the IP Telephony Equipment specified in Appendix A and Appendix B to the PSTN:

Configuration	Type(1)	Provider	Quantity
1
2
3
4
5
6
7

(1)
Specify whether E1-PRI, T1-PRI, Channelized E1, Channelized T1, or Analog (POTS)

(2)
Note: For each PoP, Service Partner will provide one (1) Analog line for out-of-band access to the PoP

        2.    DATA CONNECTION:    Service Partner will procure and be responsible for the cost of the following dedicated (for exclusive use by iBasis) connections to provide data interconnection for the IP Telephony Equipment specified in Appendix A and Appendix B:

Configuration	Type(1)	Provider	Bandwidth
1
2
3
4
5
6
7

(1)
Specify whether Internet via local ISP, Internet via foreign ISP, IP to iBasis via Frame Relay, IP to iBasis via International Private Leased Circuit (IPLC), IP to iBasis via VSAT, IP to iBasis via ATM.

Note:
In the event that Frame Relay is used, the Service Partner agrees that the Committed Information Rate will not be less than a minimum of 10 K/bps per DSO PSTN Channel.

APPENDIX G
International Banking Instructions

To iBasis

Bank Name	Silicon Valley Bank
Bank Address	3003 Tasman Drive Santa Clara, CA 95054 USA
ABA/Transit #	FW: 121 140 399
Swift Code	SVBKUS6S
For Credit to	iBasis, Inc.
Credit Account #	FNC—33 003 814 09
By Order of	[Name of Sender]

To Customer

Bank Name	Clydesdale Bank
Bank Address	Principle Branch, Piccadilly, 35 Regents Street, London, SW1Y 4ND, UK
ABA/Transit #	82-11-07
Swift Code	CLYDGB2S
For Credit to	Vistula Ltd
Credit Account #	20098514
By Order of	[Name of Sender]

QuickLinks

  Exhibit 10.12
iBasis Global, Inc. Service Agreement
APPENDIX A POINT OF PRESENCE (POP) LOCATIONS AND QUANTITIES
APPENDIX B SERVICE PARTNER USAGE CHARGE SCHEDULE
APPENDIX E PSTN AND DATA CONNECTIONS
APPENDIX G International Banking Instructions